Exhibit 10.34

AVAX TECHNOLOGIES, INC.

CONVERTIBLE NOTE AND WARRANT
PURCHASE AGREEMENT

Dated as of October 15, 2009

AVAX TECHNOLOGIES, INC.

CONVERTIBLE NOTE AND WARRANT
PURCHASE AGREEMENT

October 15, 2009

To the Purchaser Listed on the Signature Page Hereto:

Sir:

AVAX Technologies, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to the Purchaser listed on the signature page hereto (the “Purchaser”), $1,400,000.00 aggregate principal amount of the Company’s 6% Convertible Secured Promissory Note due June 1, 2010 (the “Note”) and a warrant to purchase up to 93,333,333 fully paid and non-assessable shares of common stock, par value $.004 per share, of the Company (the “Common Stock”) for $0.015 per share (the “Warrant”) pursuant to this Convertible Note and Warrant Purchase Agreement (the “Agreement”) and the Intellectual Property Security Agreement between the Company and the Purchaser dated October 15, 2009 (the “IP Security Agreement”). The Note will be convertible into shares of Common Stock or other securities of the Company, as more fully described therein.

The sale of the Note and Warrant to the Purchaser will be made without registration of the Note or Warrant under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from the registration requirements of the Securities Act.

Section 1. Purchase and Sale of Note and Warrant. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company (i) the Note at a purchase price of 100% of the principal amount of the Note (the “Purchase Price”) and (ii) the Warrant. The Purchase Price is set forth on that Purchaser’s signature page, and the number of shares of Common Stock subject to the Warrant issued to each Purchaser is set forth on the signature page for that Purchaser. The Note, the Warrant and the equity securities issuable upon conversion or exercise thereof are collectively referred to herein as the “Securities.”

Section 2. Closing. The closing (the “Closing”) of the purchase and sale of the Note and the Warrant (the “Transaction”) will take place by telephone, facsimile and express mail on such date as the Purchaser and the Company may agree. The date of the Closing for the Purchaser is referred to as the “Closing Date.” At the Closing, the Purchaser shall deliver to the Company, by check or wire transfer of immediately available funds to the Company’s bank account, the Purchase Price, and the Company shall issue and deliver to the Purchaser the Note and the Warrant against payment of the Purchase Price.

Section 3. Conditions to the Obligations of Purchaser at Closing. The obligation of the Purchaser to purchase and pay for the Note and the Warrant at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Purchaser:

3.1           Representations and Warranties. The representations and warranties of the Company contained in Section 6 and in the IP Security Agreement must be true and correct in all material respects on and as of the Closing Date except to the extent that the representations and warranties relate solely to an earlier date in which case the representations and warranties must be true and correct in all material respects on and as of such earlier date.

3.2           Performance of Covenants. The Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

3.3           No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Note and Warrant, or the granting of a security interest in the Collateral (as defined in the IP Security Agreement), will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained which prohibits the consummation of any of the transactions contemplated by this Agreement.

3.4           Closing Documents. The Company will have delivered to the Purchaser (a) a certificate of the Corporate Secretary of the Company, dated as of the first Closing Date, certifying (i) the attached are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date of such certification; (ii) the attached are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the IP Security Agreement, the Note and the Warrant as in effect on the date of such certification; and (iii) that as of the Closing Date, each class of the Company’s voting stock is held of record by fewer than 2,000 stockholders.

3.5           Waivers and Consents. The Company will have obtained all consents and waivers necessary to execute and deliver this Agreement, the IP Security Agreement, and all related documents and agreements and to issue and deliver the Note and the Warrant, and all consents and waivers will be in full force and effect.

3.6           Satisfaction of Purchaser. All proceedings to be taken in connection with the Transaction are to be consummated at or prior to the Closing, and all documents incidental thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received copies of all documents and information which it may have reasonably requested in connection with the Transaction and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to Purchaser and its counsel.

Section 4.               Conditions to the Obligations of the Company at Closing. The obligation of the Company to issue and sell the Note and the Warrant to the Purchaser at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

4.1           Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement must be true and correct in all material respects as of the Closing Date.

4.2           No Injunctions. No court or governmental injunction, order or decree prohibiting the purchase or sale of the Note and Warrant will be in effect.

Section 5.               Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Company that:

5.1           Authority, etc. Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser. If Purchaser is an individual, Purchaser has the legal capacity to enter into this Agreement. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

5.2           Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

5.3           Legends. Purchaser understands that the Note and the Warrant and any securities issued in respect of or exchange for the Note and the Warrant, may bear one or all of the following legends:

(a)            “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)           Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

5.4           Accredited Investor. Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser is acquiring the Securities for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. The Purchaser has such knowledge and experience in financial, tax, and business matters, including, without limitation, experience in investments by actual participation, so as to enable it to utilize the information made available to it in connection with the Agreement, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

5.5           Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask the questions it deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Transaction; and (ii) the opportunity to request such additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense.

5.6           No General Solicitation. Purchaser is not purchasing the Note and the Warrant as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising.

5.7           Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.8           Risk Factors. Purchaser has carefully considered the potential risks relating to the Company and the Securities. Purchaser fully understands that the Company is a development stage company and that the Company is subject to all of the risks inherent in any development stage company. Purchaser understands that Purchaser’s investment in the Securities is a speculative investment which involves a high degree of risk of loss of the Purchaser’s entire investment. Purchaser understands that the Company has made no assurance that there will be any future financings or liquidity in the Company.

Section 6.               Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that as of the date hereof and the Closing Date:

6.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed and qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its business, properties, prospects, results of operations, assets, condition (financial or otherwise), or on its ability to perform its obligations (or the ability of any of its subsidiaries to perform their obligations) under this Agreement or the IP Security Agreement.

6.2           Corporate Power, Authorization; Enforceability. (a) The Company (and each of its subsidiaries, if applicable) has full corporate power and authority to execute, deliver and enter into this Agreement and the IP Security Agreement and to consummate the transactions contemplated hereby. All action on the part of the Company (or any of its subsidiaries), its directors or stockholders (or those of any of its subsidiaries) necessary for the authorization, execution, delivery and performance of this Agreement and the IP Security Agreement by the Company (or by any of its subsidiaries), the authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company’s obligations (and those of any of its subsidiaries) hereunder and under the IP Security Agreement has been taken. Each of the Note and the Warrant to be purchased on the Closing Date has been duly authorized and, when issued in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and will not be subject to any preemptive rights or other similar rights of stockholders of the Company. This Agreement and the IP Security Agreement have each been duly executed and delivered by the Company (and by its subsidiaries, as applicable) and each constitutes a legal, valid and binding obligation of the Company (and of such subsidiaries), enforceable against the Company (and against its subsidiaries) in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

(b)           When the Note and the Warrant are delivered and paid for pursuant to this Agreement on the Closing Date, the Note will be convertible into Common Stock or other securities of the Company in accordance with its terms and the Warrant will be exercisable for shares of Common Stock in accordance with its terms; the Common Stock initially issuable upon conversion of the Note and upon exercise of the Warrant has been duly authorized and reserved for issuance upon such conversion or exercise and, when and if issued upon such conversion of the Note or exercise of the Warrant, will be validly issued, fully paid and nonassessable, and the stockholders of the Company have no preemptive rights with respect to the Securities.

6.3           Financial Statements and SEC Documents. (a) Included in the Company’s Form 10-K for the year ended December 31, 2007, are true and complete copies of the audited consolidated balance sheet (the “Balance Sheet”) of the Company as of December 31, 2007, and the related audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006 and for the period from January 12, 1990 (incorporation) to December 31, 2007 (the “Audited Financial Statements”), accompanied by the report of Briggs, Bunting & Dougherty, LLP with respect to the years ended December 31, 2007 and 2006. The Company’s Quarterly Reports on Form 10-Q for the quarter ending September 30, 2008 is included and is available to the Purchaser on the Securities and Exchange Commission’s (the “SEC”) EDGAR System. Included in the Quarterly Report are the requisite unaudited consolidated balance sheets of the Company and the related unaudited consolidated statements of operations and statements of cash flows (the “Unaudited Financial Statements,” and together with the “Audited Financial Statements,” the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.

(b)           A copy of each report, schedule, effective registration statement and definitive proxy statement filed by the Company with the SEC (as the documents may have been amended since the time of their filing, the “SEC Documents”), has also been made available to the Purchaser via the SEC’s EDGAR System. As of their respective filing dates, each SEC Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Document. The SEC Documents, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           The Company’s obligation to file certain reports and forms with the SEC, including its periodic and current reporting obligations pursuant to Sections 13 and 15 of the Exchange Act, has been suspended upon filing a Form 15 on or about March 30, 2009. The deregistration and suspension of the Company’s reporting obligations became effective 90 days after filing.

6.4          Material Misstatements. The information (i) contained in the SEC Documents, including the Financial Statements, and (ii) provided to the Purchaser (or any of the Purchaser’s representatives or consultants) in respect of any period including or following the quarter ending September 30, 2008 does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading.

6.5           No Integration. Neither the Company, nor any of its affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination. The issuance of the Securities to the Purchaser will not be integrated with any other issuance of the Company’s securities (past or current) that requires stockholder consent or that would result in a violation of the Securities Act.

6.6           Litigation. Except as set forth in the SEC Documents and updates provided by the Company to the Purchaser, there is no material action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or threatened against or affecting the Company or any of its directors or officers in their capacities as such.

6.7          Laboratory Conditions. The Company’s laboratory, equipment and operations located at 2000 Hamilton Street Suite 204, Philadelphia, Pennsylvania 19130 (the “Lab”) are in condition to achieve full GMP certification, and there are no facts, circumstances, events, or occurrences that would, individually or in the aggregate, interfere in any material respect with the achievement of full GMP certification for the Lab by December 1, 2009.

6.8          Liens. Other than certain liens held by Cancer Treatment Centers of America, Inc., an Illinois corporation (“CTCA”) over property pursuant to that certain Services, Loan and Security Agreement made and entered into as of April 27, 2009 by and between the Company and CTCA, and that certain Production Agreement previously entered into by the Company and CTCA in 2007 (the “Production Agreement”), there are no liens senior to those of CTCA on any of the personal property of the Company located at or relating to the Lab, whether now owned or hereafter acquired or arising, including all goods (including inventory, furniture, fixtures, equipment, and any accessions thereto), general intangibles, insurance claims relating to the foregoing and proceeds and products of the foregoing and all intellectual property owned by the Company and used in connection with the Lab.

6.9          Subsidiary. The Company owns, and shall not transfer, all of the outstanding securities of AVAX International IP Holdings, Inc., a Delaware corporation (the “IP Sub”), and will do, or will cause the IP Sub to do, any and all things as are required to fulfill the obligations of the Company and of the IP Sub hereunder and under the terms of the IP Security Agreement.

Section 7.               Covenants of the Company. The Company covenants and agrees as follows:

7.1           Form D. The Company will file a Form D within 15 days of the Closing Date with respect to the Note and the Warrant with the SEC as required under Regulation D under the Securities Act, and will provide a copy thereof to the Purchaser.

7.2          Integration. The Company will insure that the issuance of the Note and the Warrant to the Purchaser will not be integrated with any other issuance of the Company’s securities in the future, which requires stockholder approval or which would result in a violation of the Securities Act.

7.3          Offering of Securities. The Company will use its best efforts to close an offering of securities on or before January 1, 2010, in which the gross proceeds to the Company are not less than $25,000,000 (the “Offering”). Upon the closing of the Offering, the Note will automatically convert into shares of Common Stock or the other securities issued in the Offering, in accordance with the terms of the Note.

7.4          Operation of Business. From and after the Closing Date until the closing of the Offering, the Company (and the IP Sub) will use its best efforts to:

(i)  remain current in the prompt payment of all of its operating expenses and trade obligations relating to the Lab, including the payment of all taxes, employment expenses, vendor obligations (including its landlord Rodin Partners and all critical suppliers and utilities);

(ii)  discharge its obligations to (and/or obtain a release from) or otherwise satisfy Richard Rainey with respect to his judgment claims;

(iii)  begin to produce in the Lab for CTCA’s patients the vaccines described in the Production Agreement on or before December 2, 2009; provided however, that such date shall be extended by any period during which achievement of production of such vaccines is delayed, impeded or rendered impossible by forces beyond the Company’s control, including acts of war, terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and general failure of any utility being supplied to the Lab (each a “Force Majeure Event”);

(iv)  continue, until the discharge of the Company’s liabilities under the Production Agreement, to produce at the Lab or otherwise all of CTCA’s ongoing requirements for such vaccines as specified in the Production Agreement, following December 2, 2009; provided however, that the Company may halt such production for any period during which production of such vaccines is delayed, impeded or rendered impossible by a Force Majeure Event;

(v)  maintain the Lab open and operating during normal business hours at all times; provided however, that the Company may close the Lab for reasonable statutory or customary holiday periods, and for any period during which the Lab’s operation is impeded or rendered impossible by a Force Majeure Event; and

(vi)  maintain the Lab in good working order, including all equipment and systems located therein; provided however, that the Company shall not be responsible for the impact of a Force Majeure Event on the Lab, its equipment and systems or operations.

Section 8.               Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company (and its subsidiaries) and the Purchaser herein and in the Note and the Warrant delivered pursuant hereto, shall survive for a period of one year after the Closing Date and shall thereupon expire together with the associated right to indemnification pursuant to Section 10(a)(iv), unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) shall be made with respect thereto prior to the end of such period, in which case such representation or warranty with respect to which such claim has been made, and the associated right to indemnification shall survive until such claim is satisfied, settled or dismissed.

Section 9.               Registration Rights.

9.1          In connection with the Offering, the Company anticipates filing a registration statement with the SEC to register for reoffering and resale the securities sold by the Company in the Offering. Upon completion of the Offering, the Purchaser shall have the right, upon the same terms as the investors in the Offering, to include in any registration statement of the Company filed in connection therewith, all of the Registrable Securities held by the Purchaser. For the purposes of this Agreement, “Registrable Securities” means the Common Stock or other securities of the Company issuable upon conversion of the Note and the Common Stock issuable upon exercise of the Warrant.

9.2          If the Offering has not been completed by January 1, 2010, or if the Offering has been completed by such date but does not obligate the Company to register the securities issued thereby with the SEC, at any time thereafter, the Purchaser may demand, and Company shall be required to (i) use its best efforts to conduct an offering of the Registrable Securities in which such Registrable Securities are sold to an underwriter for reoffering to the public, and (ii) upon written request of the Purchaser (the “Registration Request”), that the Company prepare, and, as soon as practicable but in no event later than 120 days after the date of the Registration Request (the “Filing Deadline”), file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration. Any registration statement prepared pursuant hereto (including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements, the “Registration Statement”) shall register for resale all Registrable Securities held by Purchaser. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date that is 120 days after Filing Deadline (the “Effectiveness Deadline”). The Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the fifth anniversary of the date such Registration Statement is declared effective by the SEC or such earlier date when all Registrable Securities covered by such Registration Statement have been sold publicly or may be sold pursuant to paragraph (k) of Rule 144 (the “Effectiveness Period”).

9.3          If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 as a result of a characterization by the SEC of the transaction described by the Registration Statement as a primary offering by the Company, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 9, the SEC refuses to alter its position, the Company shall, upon obtaining consent of the Purchaser, (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415. Any Registrable Securities not able to be included in a Registration Statement filed pursuant to this Section 9 shall reduce the number of Registrable Securities of each Holder covered by such Registration Statement on a pro-rata basis based on the number of Registrable Securities purchased by each such Holder and the Company shall have no liability to any Holder as a result of the Registration Statement covering less than all of the Registrable Securities under the circumstances described in this proviso. Within 9 months, or such earlier time as permitted by the SEC, of the initial registration filed hereunder being declared effective, the Company shall file an additional registration statement containing the Cut Back Shares. With regard to the new Registration Statement, all of the provisions of this Section 9 shall again be applicable to the Cut Back Shares.

9.4          In connection with the Company’s registration obligations hereunder, the Company shall:

(a)          (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within twenty-one days, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchaser true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchaser thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

(c)            Use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)            Furnish to the Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by the Purchaser (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)            Promptly deliver to the Purchaser, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) as the Purchaser may reasonably request. The Company hereby consents to the use of such prospectus by the Purchaser in connection with the offering and sale of the Registrable Securities covered by such prospectus.

(g)            (i) In the time and manner required by the Over the Counter Bulletin Board, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted (each a “Trading Market”), prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market.

(h)            Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Purchaser in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(i)             Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Purchaser may request.

(j)             As promptly as reasonably possible, prepare any appropriate supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)            Cooperate with any due diligence investigation undertaken by the Purchaser in connection with the sale of Registrable Securities, including, without limitation, by making available any documents and information requested by the Purchaser; provided however, that the Company will not deliver or make available to the Purchaser material, nonpublic information unless the Purchaser specifically requests in advance to receive material, nonpublic information in writing.

(l)             Comply with all applicable rules and regulations of the SEC.

Section 10.            Indemnification. (a) The Company and the IP Sub, jointly and severally, will indemnify, to the extent permitted by law, the Purchaser and each director, officer or controlling person of the Purchaser within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses, (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by Section 9, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any failure by the Company or the IP Sub to fulfill and perform any agreement, covenant or undertaking herein, or (iv) any failure or breach of the representations and warranties of the Company or the IP Sub set forth in Section 6 to be accurate as of the date hereof and as of the Closing Date, and will promptly reimburse the Purchaser and each director, officer or controlling person of the Purchaser for reasonable legal and other expenses incurred in connection with investigating or defending any claim, loss, damage, liability or action as incurred; provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based upon an untrue statement or alleged untrue statement or by any omission or alleged omission made in such registration statement or prospectus made in reliance upon and in conformity with written information furnished by the Purchaser specifically for use in the preparation of the registration statement or prospectus, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based primarily upon an untrue statement or omission made in any preliminary prospectus or final prospectus if (i) the Purchaser failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Registrable Securities, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission. The indemnification obligation of the Company and the IP Sub with respect to clause (iv) above, will survive for a period ending on the first anniversary of the Closing Date, unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) is made with respect hereto prior to the end of such period, in which case the right to indemnification shall survive until such claim is satisfied, settled or dismissed.

(b)            In connection with any Registration Statement in which the Purchaser may participate, the Purchaser will furnish to the Company in writing the information as is reasonably requested by the Company for use in the Registration Statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the shelf registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent the losses, claims, damages, liabilities or expenses are caused by an untrue statement or by an omission made in reliance upon and in conformity with the written information specifically furnished by the Purchaser to the Company for use in connection with the preparation of the shelf registration statement or prospectus; provided however, that the indemnity will not apply to the extent that the loss, claim, damage, liability or expense arises out of or is based upon a violation of this Agreement by the Company. If the offering pursuant to any registration is made through underwriters, the Purchaser agrees to enter into an underwriting agreement in customary form with the underwriters and to indemnify the underwriters, their officers and directors, if any, and each person or entity who controls the underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by the Purchaser. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the Purchaser be liable for any losses, claims, damages, liabilities or expenses in excess of the net proceeds received by Purchaser upon the disposition of Registrable Securities pursuant to the registration statement giving rise to such claim.

(c)            Promptly after receipt by an indemnified party under Section 10(a) or (b) of notice of any claim as to which indemnity may be sought, including the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section except to the extent that the indemnifying party is adversely affected by the failure. In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel may conduct the defense of any action with counsel approved by the indemnified party (which approval will not be unreasonably withheld or delayed) although in such event the indemnified party will be entitled to participate therein at the indemnified party’s expense, and after notice from the indemnifying party to the indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that Section for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the indemnified party and any other party represented by the counsel in the action or proceeding or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because the representation might result in a conflict of interest; provided however, that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party.

(d)            If the indemnification provided for in Section 10(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties. The relative fault of the Company on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

Section 11.            Miscellaneous.

11.1     Notices. Any notice or other communication given hereunder will be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, or sent by confirmed facsimile, addressed to:

If to the Company or to the IP Sub:

AVAX Technologies, Inc.
2000 Hamilton Street, Suite 204
Philadelphia, PA 10130
Attn: John Prendergast
Facsimile: (215) 241-9684

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, NY 10017
Attn: Faith Charles
Facsimile: (212) 983-3115

If to the Purchaser:

Firebird Global Master Fund, Ltd.
c/o Trident Trust Company
(Cayman) Limited
One Capital Place, P.O. Box 847
George Town, Grand Cayman
KY1-1103 Cayman Islands

With a copy to:

FGS Advisors, LLC
152 West 57th Street, 24th Floor
New York, NY 10019
Attn: James Passin
Facsimile: (212) 698-9266

Notices will be deemed to have been given or delivered on the date of mailing, except notices of change of address, which will be deemed to have been given or delivered when received.

11.2         Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

11.3         Entire Agreement. This Agreement, the Note and the Warrant collectively set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the Purchaser.

11.4        Governing Law. The terms and provisions hereof will be construed in accordance with and governed by the laws of the State of Delaware without regard to that State’s conflicts of law principles.

11.5         Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

1.1.6        No Waiver. A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

11.7         Further Assurances. The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Note and the Warrant between the Purchaser (or any permitted transferee), on the one hand, and the Company, on the other hand, pursuant to this Agreement will be borne by the Company.

11.8         Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

11.9         No Third Party Beneficiaries. Nothing in this Agreement creates in any person not a party to this Agreement or specifically identified in this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto and those persons specifically identified by the parties hereto in the provisions above, including, for the avoidance of doubt, where applicable each director, officer or controlling person of the Purchaser. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

IN WITNESS WHEREOF, the undersigned have duly executed this Note Purchase Agreement as of the date first above written.

FIREBIRD GLOBAL		AVAX TECHNOLOGIES, INC.
MASTER FUND, LTD.

By:	/s/ James Passin	By:	/s/ John Prendergast
Name:	James Passin		John Prendergast
Title:	Director		Executive Chairman

Dated: October 28, 2009		Dated: October 28, 2009

AVAX INTERNATIONAL IP HOLDINGS, INC.

Address: Firebird Global Master Fund, Ltd. c/o Trident Trust Company (Cayman) Limited One Capital Place, P.O. Box 847 George Town, Grand Cayman KY1-1103 Cayman Islands

Facsimile:		By:	/s/ John Prendergast
Tax Id No.:			John Prendergast
Executive Chairman

Principal Amount of Note Purchased:

$1,400,000.00

Warrant to purchase 93,333,333 shares of Common Stock

Purchase Price: $1,400,000

Closing Date:      October 15, 2009